FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: February 29, 2016
(Date of earliest event reported)
POTLATCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. First Avenue, Suite 1600, Spokane WA		99201
(Address of principal executive offices)		(Zip Code)
509-835-1500
(Registrant’s telephone number, Including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 29, 2016 Potlatch Corporation (the “Company”), and its wholly owned subsidiaries Potlatch Forest Holdings, Inc. and Potlatch Land & Lumber, LLC (the “Borrowers”), entered into a First Amendment to Term Loan Agreement among Northwest Farm Credit Services, PCA, as Administrative Agent and the Lender from time to time party thereto (the “Amendment”), amending the existing amended and restated term loan agreement dated as of December 14, 2014 ("Agreement") among the Borrowers, Northwest Farm Credit Services, PCA, as administrative agent and the Lenders from time to time party thereto. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Agreement.

Under the Amendment, the lenders agreed to extend an additional term loan to the Borrowers in an aggregate principal amount not to exceed $27.5 million for the purpose refinancing existing indebtedness.

Pursuant to the Amendment the Borrowers borrowed a Term Loan under the Agreement in the principal amount of $27.5 million, maturing on February 1, 2026, and bearing interest at a rate equal to 3-month LIBOR plus 2.15% per annum.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description of Exhibits
10.1
First Amendment to Term Loan Agreement dated as of February 29, 2016 among Potlatch Corporation and its wholly owned subsidiaries, as borrowers, Northwest Farm credit services, PCA, as administrative agent and the Lender from time to time party thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 2, 2016
POTLATCH CORPORATION

By:	/s/ Lorrie D. Scott
Lorrie D. Scott
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	First Amendment to Term Loan Agreement dated as of February 29, 2016